UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported) October 31, 2011


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                      1-3390                 04-2260388
(State or other jurisdiction of  (Commission           (I.R.S. Employer
 incorporation)                  File Number)         Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On October 31, 2011, the Board of Directors extended through October 31, 2012 the share repurchase program previously approved on November 6, 2009 and originally set to expire on October 31, 2011. Under this share repurchase program, Seaboard is authorized to repurchase from time to time up to $100,000,000 market value of its Common Stock in open market or privately negotiated purchases which may be above or below the traded market price. As of October 31, 2011, $63,329,000 remained available for repurchases under this program. During the period that the share repurchase program remains in effect, from time to time, Seaboard may enter into a 10b5-1 plan authorizing a third party to make such purchases on behalf of Seaboard. The stock repurchase will be funded by cash on hand. Shares repurchased will be retired and resume the status of authorized and unissued shares. All stock repurchased will be made in compliance with applicable legal requirements and the timing of the repurchases and the number of shares repurchased at any given time will depend upon market conditions, compliance with Securities and Exchange Commission regulations and other factors. The Board's stock repurchase authorization does not obligate a specific amount of common stock and the stock repurchase program may be suspended at any time at Seaboard's discretion.


                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  November 1, 2011

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Executive Vice President,
                               Chief Financial Officer

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